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                             EMPLOYMENT AGREEMENT

                  THIS AGREEMENT (the "Agreement") is being made as of this 6th day of July, 1998, between iParty Corp., a Delaware corporation having its principal offices at 1350 Avenue of the Americas, Suite 2701, New York, New York 10019 (the "Company"), and Maureen Broughton Murrah, an individual residing at 508 Lemaster Drive, Ponte Vedra Beach, Florida 32082 (the "Employee").

                              W I T N E S E T H:

                  WHEREAS, the Company desires to employ the Employee and the Employee desires to be employed by the Company as its President upon the terms and conditions contained herein.

                  NOW, THEREFORE, in consideration of the mutual premises and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. Nature of Employment; Term of Employment. The Company hereby employs the Employee and the Employee agrees to serve the Company as its President upon the terms and conditions contained herein, for a three year term commencing as of July 6, 1998 and continuing until July 6, 2001 (the "Employment Term").

                  2. Duties and Powers as Employee. During the Employment Term, the Employee shall be employed by the Company as its President. The Employee agrees to devote substantially all her full working time, energy and efforts to the business of the Company. In the

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performance of her duties, the Employee shall be subject to the direction of the Board of Directors of the Company. The Employee shall be available to travel as the needs of the business require.

                  3. Compensation.

                     (a) As compensation for her services hereunder, the Company shall pay the Employee, during the Employment Term, a base salary (the "Base Salary"), payable in equal semi-monthly installments in arrears at the annual rate of One Hundred Fifty Thousand Dollars ($150,000). Additionally, the Employee shall be entitled to participate in the present or future employee benefit plans of the Company provided that she meets the eligibility requirements therefor.

                     (b) The Employee shall be granted stock options for an aggregate of 300,000 shares of common stock of the Company pursuant to the iParty Stock Option Plan which options shall vest as follows: options with respect to 150,000 shares shall vest on the date of this Agreement; provided the Employee remains continuously employed by the Company on January 6, 1999, options with respect to 50,000 shares shall vest on January 6, 1999; provided the Employee remains continuously employed by the Company on July 6, 1999, options with respect to 50,000 shares shall vest on July 6, 1999; and provided the Employee remains continuously employed by the Company on January 6, 2000, options with respect to 50,000 shares shall vest on January 6, 2000.

                     (c) In addition to the Base Salary provided herein, the Employee may be entitled to receive an annual performance bonus payment, as determined in the sole discretion of

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the Compensation Committee, or in the absence of a Compensation Committee, the
Board of Directors of the Company.

                  4. Expenses; Vacations. The Employee shall be entitled to reimbursement for reasonable travel and other out-of-pocket expenses necessarily incurred in the performance of her duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company. The Employee shall be entitled to four
(4) weeks vacation time in accordance with the then regular procedures of the Company governing executives as determined from time to time by the Company's Board of Directors. The Employee also shall be eligible to participate in all medical, health and disability benefit programs provided to executives of the Company.

                  5. Representations and Warranties of Employee. The Employee represents and warrants to the Company that she (a) is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of her duties hereunder, or the other rights of the Company hereunder; and (b) is under no physical or mental disability that would hinder her performance of duties under this Agreement.

                  6. Non-Competition. The Employee agrees that she will not
(a) during the period she is employed under this Agreement engage in, or otherwise directly or indirectly be employed by, or act as a consultant or lender to, or be a director, officer, employee, owner, or partner of, any other business or organization that is or shall then be competing with the Company, and (b) for a period of one year after she ceases to be employed by the Company under this Agreement,

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directly or indirectly compete with or be engaged in the same business as the
Company, or be employed by, or act as consultant or lender to, or be a director, officer, employee, owner, or partner of, any business or organization which, at the time of such cessation, competes with or is engaged in the same business as the Company, except that in each case the provisions of this Section 6 will not be deemed breached merely because she owns not more than five percent (5.0%) of the outstanding common stock of a corporation, if, at the time of its acquisition by the Employee, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange.

                  7. Patents; Copyrights. Any interest in patents, patent applications, inventions, copyrights, developments, and processes ("Such Inventions") which the Employee now or hereafter during the period she is employed by the Company under this Agreement may own or develop relating to the fields in which the Company may then be engaged shall belong to the Company; and forthwith upon request of the Company, the Employee shall execute all such assignments and other documents and take all such other action as the Company may reasonably request in order to vest in the Company all her right, title, and interest in and to Such Inventions, free and clear of all liens, charges, and encumbrances.

                  8. Confidential Information. All confidential information which the Employee may now possess, may obtain during the Employment Term, or may create prior to the end of the period she is employed by the Company under this Agreement, relating to the business of the Company or of any customer or supplier of the Company shall not be published, disclosed, or

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made accessible by her to any other person, firm, or corporation during the
Employment Term or any time thereafter without the prior written consent of the Company. The Employee shall return all tangible evidence of such confidential information to the Company prior to or at the termination of her employment.

                  9. Termination.

                     (a) Notwithstanding anything herein contained, if on or after the date hereof and prior to the end of the Employment Term, the Employee is terminated "For Cause" (as defined below) then the Company shall have the right to give notice of termination of Employee's services hereunder as of a date to be specified in such notice, and this Agreement shall terminate on the date so specified. Termination "For Cause" shall mean the Employee shall (i) be charged with a felony crime, (ii) commit any act or omit to take any action in bad faith and to the detriment of the Company, (iii) commit an act of moral turpitude, (iv) commit an act of fraud against the Company, or (v) materially breach any term of this Agreement and fail to correct such breach within ten days after written notice of commission thereof.

                     (b) In the event that the Employee shall be physically or mentally incapacitated or disabled or otherwise unable fully to discharge her duties hereunder for a period of six months, then this Agreement shall terminate upon thirty (30) days' written notice to the Employee, and no further compensation shall be payable to the Employee, except for any accrued but unpaid Base Salary and expenses as contemplated under Section 4 and as may otherwise be provided under any disability insurance policy, if any.

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                     (c) In the event that the Employee shall die, then this
Agreement shall terminate on the date of the Employee's death, and no further compensation shall be payable to the Employee, except for any accrued but unpaid Base Salary and expenses as contemplated under Section 4 and as may otherwise be provided under any insurance policy or similar instrument.

                     (d) In the event that this Agreement is terminated "For Cause" pursuant to Section 9(a), then the Employee shall be entitled to receive only the Base Salary at the rate provided in Section 3 to the date on which termination shall take effect.

                     (e) In the event that the Company terminates the Employee for any reason other than as provided under Section 9(a), 9(b) or 9(c), then this Agreement shall terminate upon thirty (30) days' written notice to the Employee and the Company shall be obligated to pay to the Employee an amount equal to any unpaid expenses as contemplated under Section 4 and one-half of the annualized amount of the Base Salary.

                     (f) Nothing contained in this Section 9 shall be deemed to limit any other right the Company may have to terminate the Employee's employment hereunder upon any ground permitted by law.

                 10. Merger, Etc. In the event of a future disposition of the properties and business of the Company, substantially as an entirety, by merger, consolidation, sale of assets, sale of stock, or otherwise, then the Company may elect to assign this Agreement and all of its rights and obligations hereunder to the acquiring or surviving corporation.

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                 11. Survival. The covenants, agreements, representations and warranties contained in or made pursuant to this Agreement shall survive the Employee's termination of employment, irrespective of any investigation made by or on behalf of any party.

                 12. Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

                 13. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 13). In the case of a notice to the Company, a copy of such notice (which copy shall not constitute notice) shall be delivered to Camhy Karlinsky & Stein LLP, 1740 Broadway, 16th Floor, New York, New York 10019, Attn. Daniel I. DeWolf. Notice to the estate of the Employee shall be sufficient if addressed to __________ __________ as provided in this Section 13. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

                14. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such

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provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

                15. Binding Effect. The Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to encumbrance or the claims of the Employee's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of the Employee and her heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors and those who are its assigns under Section 10.

                16. Headings. The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                17. Counterparts; Governing Law. This Agreement may be executed in any number of counterparts (and by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by, and construed in accordance with, the laws of the State of New York, without given effect to the rules governing the conflicts of laws.

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                IN WITNESS WHEREOF, the parties have duly executed this
Agreement as of the date first written above.



                                              IPARTY CORP.



                                              By: /s/ Byron Hero
                                                  ----------------------------
                                                  Name:  Byron Hero
                                                  Title: CEO


                                                  /s/ Maureen Broughton Murrah
                                                  ----------------------------
                                                  Maureen Broughton